Exhibit 99.1

DUNE ENERGY, INC. RECEIVES NOTICE FROM NYSE ALTERNEXT US

FOR NON-COMPLIANCE WITH CONTINUED LISTING CRITERIA

Houston, December 19, 2008 – Dune Energy, Inc. (NYSE Alternext US: DNE) announced today, that on December 15, 2008 the Company received notice from the NYSE Alternext US (the “the Exchange”) indicating that the Company is not in compliance with certain conditions of the Exchange’s continued listing standards under Section 1003 of the Company Guide. Specifically, the Exchange noted the Company’s failure to comply with (a) Section 1003(a)(i) of the Company Guide relating to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years; (b) Section 1003(a)(ii) of the Company Guide relating to stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years; and (c) Section 1003(a)(iii) of the Company Guide relating to stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years. The notice was based on a review by the Exchange of publicly available information, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Upon receipt of notice from the Exchange, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company has been afforded the opportunity to submit a plan of compliance to the Exchange by January 14, 2009 advising the Exchange of the actions the Company has taken, or will take, that would bring it into compliance with the continued listing standards identified above by June 15, 2010. If the Exchange accepts the plan, then the Company may be able to continue its listing during the plan period up to June 15, 2010, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan.

If the Company fails to submit such a plan, the plan is not accepted, the Company does not make progress toward compliance consistent with the plan, or is not in compliance at the end of the plan period, then the Company may be subject to delisting proceedings by the Exchange. There can be no assurance that the Exchange staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

The Company has already informed the Exchange staff that it intends to make a timely submission to the Exchange in which it will outline the actions and timeframe by which the Company intends to cure the listing deficiencies and to regain its compliance with the Exchange’s continued listing requirements.

As a consequence of falling below the Exchange’s continued listing standards, the Company’s stock trading symbol has become subject to the indicator “.bc” to denote its noncompliance. The trading symbol will bear this indicator until the Company regains its compliance with the Exchange continued listing requirements.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-KSB/A filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300